TENTH AMENDMENT AND WRITTEN CONSENT TO

AMENDED AND RESTATED LOAN AGREEMENT

This Tenth Amendment and Written Consent to Amended and Restated Loan Agreement (the "Tenth Amendment") is entered into effective as of August 1, 2014 by and between SUPERTEL HOSPITALITY, INC., a Virginia corporation ("Borrower") and GREAT WESTERN BANK, a South Dakota corporation ("Bank").

WHEREAS, on or about December 3, 2008, Borrower and Bank entered into that certain Amended and Restated Loan Agreement, pursuant to which Bank agreed to make certain Loans to Borrower (said Amended and Restated Loan Agreement as amended by any and all modifications or amendments thereto executed by Borrower and Bank are hereinafter referred to as the "Agreement"; terms used, but not defined herein, have the meanings set forth in the Agreement);

WHEREAS, Borrower has advised Bank that it intends to reincorporate as a Maryland corporation by means of a merger with and into a wholly-owned subsidiary, Supertel Hospitality, Inc., a Maryland corporation (the “New Borrower”), as more fully described in the Definitive Proxy Statement (the “Proxy Statement”) filed by Borrower with the Securities and Exchange Commission on May 1, 2014 (such transaction, the “Reincorporation”);

WHEREAS, Pursuant to Section 3-114(f) of the Maryland General Corporation Law, successor corporations in a merger are liable for all the debts and obligations of nonsurviving corporations, and therefore the Reincorporation will not impair the rights of Bank against Borrower;

WHEREAS, pursuant to Section 3-114(e)(1) of the Maryland General Corporation Law, the assets of Borrower (including its ownership interests in various subsidiaries) will transfer to New Borrower by operation of law in connection with the Reincorporation (such transfers, the “Transfers”); and

WHEREAS, Borrower and Bank have agreed to amend certain terms and conditions in the Agreement and other Loan Documents, and Bank has agreed to consent to the Reincorporation and Transfers.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendment. On the date of the Reincorporation, all references in the Agreement and other Loan Documents to (a) "Supertel Hospitality, Inc., a Virginia corporation" as Borrower shall be amended to "Supertel Hospitality, Inc., a Maryland corporation" and (b) "Virginia" as the state of incorporation of Borrower shall be amended to "Maryland."

SECTION 2.  Consent.  Bank hereby consents to the Reincorporation and Transfers so long as the Reincorporation and Transfers occur substantially as described in the Proxy Statement.  Borrower agrees to promptly notify Bank of the completion of the Reincorporation and Transfers, and upon such completion authorizes Bank to file a UCC-1 financing statement against Borrower with the Maryland Secretary of State.

SECTION 3.                                Effectiveness.  The effectiveness of this Tenth Amendment is subject to the condition precedent that Bank shall have received counterparts of this Tenth Amendment duly executed by Borrower and Bank.

SECTION 4.                                Representations and Warranties of Borrower.  Borrower represents and warrants as follows:

(a)	Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b)
The execution, delivery and performance by Borrower of this Tenth Amendment and performance by Borrower of the Agreement, as amended hereby, are within Borrower's powers, have been duly authorized by all necessary company action and do not contravene (i) Borrower's articles of incorporation, or (ii) any law or any contractual restriction binding on or affecting Borrower, or result in, or require, the creation of any lien, security interest or other charge or encumbrance upon or with respect to Borrower's properties, except as contemplated by the Agreement, as amended hereby.

(c)
No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Tenth Amendment or the Agreement, as amended hereby.

(d)
This Tenth Amendment and the Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting creditor's rights in general or general principles of equity.

(e)
There is no pending or threatened action or proceeding affecting Borrower before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of Borrower.

(f)	No Event of Default listed in Section 5.01 of the Agreement has occurred and is continuing.

SECTION 5.                                Reference to and Effect on the Agreement.

(a)
On and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder" "hereof", "herein" or words of like import shall mean and be a reference to the Agreement as amended hereby.

(b)	Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(c)
The execution, delivery and effectiveness of this Tenth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Bank under the Agreement, nor constitute a waiver of any provision of the Agreement.

SECTION 6.                                Execution in Counterparts.  This Tenth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

SECTION 7.                         Governing Law.  This Tenth Amendment shall be governed by, and construed in accordance with, the laws of the State of Nebraska, without regard to its principles of conflict laws.

SECTION 8.                         Costs and Expenses.  Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration of this Tenth Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Bank.

IN WITNESS WHEREOF, the undersigned have executed this Tenth Amendment effective as of the first date written above.

BORROWER:
SUPERTEL HOSPITALITY, INC., a Virginia corporation

By:  /s/ Corrine L. Scarpello
Corrine L. Scarpello
Chief Financial Officer and Secretary

BANK:
GREAT WESTERN BANK, a South Dakota corporation

By:  /s/ Michael T. Phelps
Michael T. Phelps,
Vice President Business Banking